UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 9, 2006

Centrue Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-15025	36-3846489
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

310 S. Schuyler, P.O. Box 552, Kankakee, Illinois		60901
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	815-937-4440

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 9, 2006, the Board of Directors of Centrue Financial Corporation approved the amendments to two restricted stock agreements and a stock option agreement, each between James M. Lindstrom, the Company's former Chief Financial Officer, and the Company. The restricted stock agreements were amended to accelerate the vesting of 3,250 shares of restricted stock so that the shares vested on February 10, 2006. The stock option agreement, originally entered into in July, 2003, was amended to accelerate the vesting of 9,000 options so that the options vested on February 10, 2006. In addition, the stock option agreement was amended to change the expiration date and allow Mr. Lindstrom to exercise his stock options any time prior to December 31, 2007. The two other option agreements with Mr. Lindstrom were not amended. The amendments were done in connection with Mr. Lindstrom's resignation, which was effective February 10, 2006. If not amended, Mr. Lindstrom would have forfeited the unvested shares of restricted stock and the unvested options upon his resignation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centrue Financial Corporation

February 15, 2006	By:	Thomas A. Daiber

Name: Thomas A. Daiber
Title: Chief Executive Officer